Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

iRobot Corporation

Bedford, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576, and 333-179593) of iRobot Corporation of our report dated August 31, 2012, relating to the financial statements of Evolution Robotics, Inc. which appears in this Form 8-K/A. Our report contains an explanatory paragraph regarding Evolution Robotics, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP

Los Angeles, California

December 4, 2012